Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Brad Shepherd, Director, Investor Relations
(617) 796-8245

Five Star Senior Living Inc. Announces Third Quarter 2017 Results

Newton, MA (November 9, 2017).  Five Star Senior Living Inc. (Nasdaq: FVE) today announced its financial results for the quarter ended September 30, 2017.

Financial Results for the quarter ended September 30, 2017:

•
Senior living revenue for the third quarter of 2017 increased 0.1% to $279.7 million from $279.3 million for the same period in 2016, primarily due to an increase in average monthly rates to residents who pay privately for services, offset by a decrease in occupancy. Management fee revenue for the third quarter of 2017 increased 2.3% to $3.4 million from $3.3 million for the same period in 2016, primarily due to an increase in the number of managed communities compared to the same period in 2016.

▪
Net loss for the third quarter of 2017 was $6.6 million, or $0.13 per diluted share, compared to net loss of $5.9 million, or $0.12 per diluted share, for the same period in 2016. Net loss for the third quarter of 2017 included a $0.8 million, or $0.02 per diluted share, payment that Five Star received from its former liability insurer related to a previously disclosed litigation settlement by Five Star, or our litigation recovery. Net loss for the third quarter of 2016 included a benefit for income taxes of $0.9 million, or $0.02 per diluted share, related to a reduction of previously accrued estimated state tax expense.

▪
Earnings from continuing operations before interest, taxes, depreciation and amortization, or EBITDA, for the third quarter of 2017 was $4.1 million compared to $3.3 million for the same period in 2016. EBITDA excluding certain items noted in the supplemental information provided below, or Adjusted EBITDA, was $3.3 million and $4.3 million for the third quarters of 2017 and 2016, respectively. A reconciliation of loss from continuing operations determined in accordance with U.S. generally accepted accounting principles, or GAAP, to EBITDA and Adjusted EBITDA for the third quarters of 2017 and 2016 appears later in this press release.

Operating Results for the quarter ended September 30, 2017 (continuing operations):

▪	Occupancy at owned and leased senior living communities for the third quarter of 2017 was 83.0% compared to 83.8% for the same period in 2016.

▪	The average monthly rate at owned and leased senior living communities for the third quarter of 2017 increased 0.9% to $4,648 from $4,608 for the same period in 2016.

▪	The percentage of revenue derived from residents’ private resources at owned and leased senior living communities for the third quarter of 2017 was 78.1% compared to 78.6% for the same period in 2016.

Financial Results for the nine months ended September 30, 2017:

▪
Senior living revenue for the nine months ended September 30, 2017 increased 0.1% to $842.9 million from $842.3 million for the same period in 2016.  The increase in senior living revenue is primarily a result of an increase in average monthly rates to residents who pay privately for services, partially offset by a decrease in occupancy and a $1.0 million reversal in revenue reserves during the 2016 period as a result of the final settlement amount of the previously disclosed Medicare compliance assessment at one of Five Star's skilled nursing facilities, or the Compliance Assessment, being less than the previously estimated amount. Management fee revenue for the nine months ended September 30, 2017 increased 17.6% to $10.5 million from $9.0 million for the same period in 2016. The increase in management fee revenue was primarily due to an increase in the number of managed communities compared to the same period in 2016 and the modifications to the calculations of management fees under Five Star's management arrangements that became effective on July 1, 2016.

▪
Net loss for the nine months ended September 30, 2017 was $19.9 million, or $0.40 per diluted share, compared to net loss of $16.2 million, or $0.33 per diluted share, for the same period in 2016. Net loss for the nine months ended September 30, 2017 included our $0.8 million, or $0.02 per diluted share, litigation recovery and a benefit for income taxes of $1.3 million, or $0.03 per diluted share, resulting primarily from monetizing alternative minimum tax credits in the second quarter of 2017. Net loss for the same period in 2016 included a $1.5 million, or $0.03 per diluted share, reversal in revenue reserves and accrued liability for estimated penalties related to the Compliance Assessment and a provision for income taxes of $2.8 million, or $0.06 per diluted share.

▪
EBITDA for the nine months ended September 30, 2017 was $10.5 million compared to $18.8 million for the same period in 2016. Adjusted EBITDA was $10.0 million and $19.3 million for the nine months ended September 30, 2017 and 2016, respectively. A reconciliation of loss from continuing operations determined in accordance with GAAP to EBITDA and Adjusted EBITDA for the nine months ended September 30, 2017 and 2016 appears later in this press release.

Other:

In September 2017, Five Star prepaid a 6.47% mortgage note that had a principal balance of approximately $13.1 million. In connection with this prepayment, Five Star recorded a gain of approximately $0.1 million on early extinguishment of debt, net of unamortized premiums and a prepayment penalty equal to 1% of the principal prepaid, during the third quarter of 2017.

In November 2017, Five Star entered an agreement to sell six senior living communities to Senior Housing Properties Trust (Nasdaq: SNH) for an aggregate sales price of approximately $104.0 million, including, as of September 30, 2017, $2.4 million of mortgage debt that will be prepaid at closing with proceeds from the sale and SNH's assumption of approximately $33.7 million of mortgage debt securing certain of these senior living communities and excluding closing costs. Five Star expects to enter management and pooling arrangements with SNH to manage these senior living communities as these sales occur. These sales are subject to conditions, including SNH's assumption of any applicable mortgage debt and receipt of any applicable regulatory approvals. The closings of these sales are expected to occur as third party approvals are received between now and the end of the first quarter of 2018.

Conference Call:

On November 9, 2017, at 10:00 a.m. Eastern Time, Five Star will host a conference call to discuss its third quarter 2017 results. Following management’s presentation, there will be a question and answer period.

The conference call telephone number is (877) 329-4332. Participants calling from outside the United States and Canada should dial (412) 317-5436. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday, November 16, 2017. To hear the replay, dial (412) 317-0088. The replay pass code is 10113372.

A live audio webcast of the conference call will also be available in a listen only mode on Five Star’s website, which is located at www.fivestarseniorliving.com. Participants wanting to access the webcast should visit Five Star’s website about five minutes before the call. The archived webcast will be available for replay on Five Star’s website for about one week after the call. The transcription, recording and retransmission in any way of Five Star’s third quarter 2017 conference call are strictly prohibited without the prior written consent of Five Star. Five Star’s website is not incorporated as part of this press release.

About Five Star Senior Living Inc.:

Five Star Senior Living Inc. is a senior living and healthcare services company. As of September 30, 2017, Five Star operated 283 senior living communities with 31,812 living units located in 32 states, including 215 communities (23,005 living units) that it owned or leased and 68 communities (8,807 living units) that it managed. These communities include independent living, assisted living, continuing care retirement communities and skilled nursing communities. Five Star is headquartered in Newton, Massachusetts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER FIVE STAR USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, "WILL", “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, FIVE STAR IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON FIVE STAR’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY FIVE STAR’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
FIVE STAR HAS ENTERED AN AGREEMENT TO SELL SIX SENIOR LIVING COMMUNITIES TO SNH FOR APPROXIMATELY $104.0 MILLION, INCLUDING $2.4 MILLION OF MORTGAGE DEBT THAT WILL BE PREPAID AT CLOSING WITH PROCEEDS FROM THE SALE AND SNH'S ASSUMPTION OF APPROXIMATELY $33.7 MILLION OF MORTGAGE DEBT AND EXCLUDING CLOSING COSTS, AND FIVE STAR EXPECTS TO ENTER MANAGEMENT AND POOLING ARRANGEMENTS WITH SNH TO MANAGE THESE SENIOR LIVING COMMUNITIES. THESE SALES ARE SUBJECT TO CONDITIONS. THESE CONDITIONS MAY NOT BE MET AND THESE SALES AND RELATED MANAGEMENT AND POOLING ARRANGEMENTS MAY NOT OCCUR, MAY BE DELAYED BEYOND THE FIRST QUARTER OF 2018 OR THEIR TERMS MAY CHANGE.

THE INFORMATION CONTAINED IN FIVE STAR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN FIVE STAR’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE FIVE STAR’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY FIVE STAR’S FORWARD LOOKING STATEMENTS. FIVE STAR’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, FIVE STAR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Senior living revenue	$279,654	$279,276	$842,938	$842,278
Management fee revenue	3,414	3,336	10,531	8,955
Reimbursed costs incurred on behalf of managed communities	64,033	62,099	194,346	180,623
Total revenues	347,101	344,711	1,047,815	1,031,856
Operating expenses:
Senior living wages and benefits	138,235	139,056	413,137	414,641
Other senior living operating expenses	71,238	70,890	219,119	212,565
Costs incurred on behalf of managed communities	64,033	62,099	194,346	180,623
Rent expense	51,779	50,625	154,524	150,837
General and administrative expenses	17,851	18,542	56,733	54,218
Depreciation and amortization expense	9,753	9,398	29,040	28,847
Long lived asset impairment	142	196	528	502
Total operating expenses	353,031	350,806	1,067,427	1,042,233

Operating loss	(5,930)	(6,095)	(19,612)	(10,377)

Interest, dividend and other income	167	237	559	766
Interest and other expense	(1,139)	(945)	(3,200)	(3,957)
Gain on early extinguishment of debt	143	—	143	—
Gain on sale of available for sale securities reclassified from accumulated other comprehensive income, net of tax	70	12	351	247

Loss from continuing operations before income taxes and equity in earnings of an investee	(6,689)	(6,791)	(21,759)	(13,321)
Benefit (provision) for income taxes	55	934	1,330	(2,841)
Equity in earnings of an investee, net of tax	31	13	533	107
Loss from continuing operations	(6,603)	(5,844)	(19,896)	(16,055)
Loss from discontinued operations	—	(53)	—	(131)

Net loss	$(6,603)	$(5,897)	$(19,896)	$(16,186)

Weighted average shares outstanding—basic and diluted	49,242	48,846	49,199	48,817

Basic and diluted loss per share from:
Continuing operations	$(0.13)	$(0.12)	$(0.40)	$(0.33)
Discontinued operations	—	—	—	—
Net loss per share—basic and diluted	$(0.13)	$(0.12)	$(0.40)	$(0.33)

Supplemental Information

FIVE STAR SENIOR LIVING INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$8,706	$16,608
Accounts receivable, net of allowance	37,489	38,324
Due from related persons	8,149	17,010
Investments in available for sale securities	24,307	24,081
Restricted cash	19,776	15,059
Prepaid expenses and other current assets	25,829	18,305
Total current assets	124,256	129,387

Property and equipment, net	346,845	351,929
Restricted cash	1,316	1,909
Restricted investments in available for sale securities	12,220	16,589
Equity investment of an investee and other long term assets	12,419	9,920
Total assets	$497,056	$509,734

Liabilities and Shareholders’ Equity
Current liabilities:
Revolving credit facility	$5,000	$—
Other current liabilities	197,756	172,993
Total current liabilities	202,756	172,993

Mortgage notes payable	44,269	58,494
Deferred gain on sale and leaseback transaction	67,739	72,695
Other long term liabilities	36,689	41,286
Shareholders’ equity	145,603	164,266
Total liabilities and shareholders’ equity	$497,056	$509,734

Supplemental Information

FIVE STAR SENIOR LIVING INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(19,896)	$(16,186)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization expense	29,040	28,847
Gain on early extinguishment of debt	(298)	—
Loss from discontinued operations	—	131
Gain on sale of available for sale securities reclassified from accumulated other comprehensive income, net of tax	(351)	(247)
Loss on disposal of property and equipment	202	70
Long lived asset impairment	528	502
Equity in earnings of an investee, net of tax	(533)	(107)
Stock based compensation	784	749
Provision for losses on receivables	3,632	2,598
Amortization of deferred gain on sale and leaseback transaction	(4,956)	(1,688)
Other noncash expense (income) adjustments, net	325	(375)
Changes in assets and liabilities:
Accounts receivable	(2,797)	(2,809)
Prepaid expenses and other assets	(8,853)	(2,314)
Accounts payable and accrued expenses	3,821	(22,297)
Accrued compensation and benefits	8,613	8,641
Due from related persons, net	9,131	222
Other current and long term liabilities	6,642	(2,716)
Cash provided by (used in) operating activities	25,034	(6,979)

Cash flows from investing activities:
Increase in restricted cash and investment accounts, net	(4,124)	(6,833)
Acquisition of property and equipment	(55,049)	(40,825)
Purchases of available for sale securities	(10,895)	(6,780)
Proceeds from sale of improvements made to leased communities	30,698	15,180
Proceeds from sale of land	750	—
Proceeds from sale and leaseback transaction	—	112,350
Proceeds from sale of available for sale securities	15,681	13,508
Cash (used in) provided by investing activities	(22,939)	86,600

Cash flows from financing activities:
Proceeds from borrowings on revolving credit facility	40,000	25,000
Repayments of borrowings on revolving credit facility	(35,000)	(75,000)
Repayments of mortgage notes payable	(14,111)	(934)
Payment of deferred financing fees	(1,889)	(300)
Cash used in financing activities	(11,000)	(51,234)

Cash flows from discontinued operations:
Net cash provided by operating activities	1,003	130
Net cash used in investing activities	—	(15)
Net cash flows provided by discontinued operations	1,003	115

Change in cash and cash equivalents	(7,902)	28,502
Cash and cash equivalents at beginning of period	16,608	14,672
Cash and cash equivalents at end of period	$8,706	$43,174

Supplemental cash flow information:
Cash paid for interest	$2,913	$3,920
Cash paid for income taxes, net	$275	$2,657

Supplemental Information

FIVE STAR SENIOR LIVING INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)
(unaudited)

Non-GAAP financial measures are financial measures that are not determined in accordance with GAAP. Five Star considers these Non-GAAP financial measures to be meaningful supplemental disclosures because it believes that the presentation of these Non-GAAP financial measures may help investors gain a better understanding of changes in Five Star’s operating results and its ability to pay rent or service debt, make capital expenditures and expand its business. These Non-GAAP financial measures also may help investors who wish to make comparisons between Five Star and other companies on both a GAAP and a non-GAAP basis.

The Non-GAAP financial measures presented are used by management to evaluate Five Star’s financial performance and for comparing Five Star’s performance over time and to the performance of its competitors. This supplemental information should not be considered as an alternative to income (loss) from continuing operations or net income (loss), as an indicator of Five Star’s operating performance or as a measure of Five Star’s liquidity. Non-GAAP financial measures as presented by Five Star may not be comparable to amounts calculated by other companies.

Five Star believes that income (loss) from continuing operations is the most directly comparable financial measure determined according to GAAP to Five Star’s presentation of EBITDA and Adjusted EBITDA. The following table presents the reconciliation of these Non-GAAP financial measures to loss from continuing operations for the three and nine months ended September 30, 2017 and 2016.

	For the three months ended September 30,		For the nine months ended September 30,
	2017	2016	2017	2016
Loss from continuing operations	$(6,603)	$(5,844)	$(19,896)	$(16,055)
Add: interest and other expense	1,139	945	3,200	3,957
Add: (benefit) provision for income taxes (1)	(55)	(934)	(1,330)	2,841
Add: depreciation and amortization expense	9,753	9,398	29,040	28,847
Less: interest, dividend and other income	(167)	(237)	(559)	(766)
EBITDA	4,067	3,328	10,455	18,824
Add: long lived asset impairment	142	196	528	502
Less: costs related to the Compliance Assessment (2)	—	—	—	(1,498)
Less: litigation recovery	(800)	—	(800)	—
Add: transaction costs	—	730	—	1,480
Less: gain on early extinguishment of debt	(143)	—	(143)	—
Adjusted EBITDA	$3,266	$4,254	$10,040	$19,308

(1)	The 2017 nine month period includes Five Star's monetization of alternative minimum tax credits.

(2)	Includes a reversal in revenue reserves and accrued liability for estimated penalties related to the Compliance Assessment.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
SENIOR LIVING COMMUNITY FINANCIAL DATA(1)
(in thousands)
(unaudited)

	Three months ended September 30, (2)		Nine months ended September 30, (2)
	2017	2016	2017	2016
Senior living revenue:
Independent and assisted living community revenue (owned) (3)	$23,870	$23,632	$71,445	$70,518
Independent and assisted living community revenue (leased) (3)	109,028	108,364	325,780	326,413
Continuing care retirement community revenue (leased)	96,842	97,629	293,733	294,234
Skilled nursing facility revenue (leased)	42,319	42,626	129,328	130,733
Other (4)	7,595	7,025	22,652	20,380
Total senior living revenue (owned and leased)	$279,654	$279,276	$842,938	$842,278

Senior living wages and benefits:
Independent and assisted living community wages and benefits (owned) (3)	$9,990	$10,053	$29,687	$29,656
Independent and assisted living community wages and benefits (leased) (3)	46,895	46,541	139,624	138,787
Continuing care retirement community wages and benefits (leased)	49,748	50,074	149,574	149,334
Skilled nursing facility wages and benefits (leased)	25,372	28,274	80,806	83,509
Other (4)	6,230	4,114	13,446	13,355
Total senior living wages and benefits (owned and leased)	$138,235	$139,056	$413,137	$414,641

Other senior living operating expenses:
Independent and assisted living community other operating expenses (owned) (3)	$6,090	$6,161	$18,848	$18,676
Independent and assisted living community other operating expenses (leased) (3)	26,170	26,530	80,964	79,905
Continuing care retirement community other operating expenses (leased)	24,834	25,405	77,423	75,939
Skilled nursing facility other operating expenses (leased)	10,494	11,258	35,019	33,908
Other (4)	3,650	1,536	6,865	4,137
Total senior living operating expenses (owned and leased)	$71,238	$70,890	$219,119	$212,565

(1)	Excludes data for managed communities and discontinued operations.

(2)
The number of owned and leased communities between January 1, 2016 and September 30, 2017 increased by one due to the leasing of two senior living communities in December 2016, partially offset by the sale in September 2016 of one leased community that was not classified as held for sale; separate comparable senior living community financial data is not presented because the differences between that data and the data for all owned and leased communities are not material to Five Star's operating results.

(3)	Data presents the seven communities that were sold as part of the June 2016 sale and leaseback transaction as leased for all periods presented.

(4)	Other senior living revenue and expenses primarily relate to rehabilitation and other specialty service revenues and expenses provided at owned and leased senior living communities.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
SENIOR LIVING OTHER OPERATING DATA(1)
(unaudited)

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Independent and assisted living communities (owned):(2)
Number of communities (end of period)	26	26	26	26	26
Number of units (end of period)	2,703	2,703	2,703	2,703	2,703
Occupancy(3)	82.9%	83.4%	83.6%	84.6%	83.5%
Avg. monthly rate(4)	$3,410	$3,427	$3,437	$3,346	$3,354

Independent and assisted living communities (leased):(2)
Number of communities (end of period)	128	128	128	128	126
Number of units (end of period)	10,537	10,537	10,536	10,567	10,439
Occupancy(3)	84.6%	84.6%	85.0%	85.4%	85.7%
Avg. monthly rate(4)	$3,981	$4,006	$4,016	$3,925	$3,942

Continuing care retirement communities (leased):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)(5)	7,163	7,172	7,171	7,171	7,204
Occupancy(3)	81.6%	81.8%	82.9%	82.8%	82.3%
Avg. monthly rate(4)	$5,400	$5,490	$5,562	$5,391	$5,366

Skilled nursing facilities (leased):
Number of communities (end of period)	30	30	30	30	30
Number of units (end of period)(6)	2,602	2,602	2,601	2,601	2,601
Occupancy(3)	80.1%	79.7%	79.8%	80.0%	80.2%
Avg. monthly rate(4)	$6,725	$6,973	$7,079	$6,977	$6,668

Total senior living communities (owned and leased):
Number of communities (end of period)	215	215	215	215	213
Number of units (end of period)	23,005	23,014	23,011	23,042	22,947
Occupancy(3)	83.0%	83.1%	83.6%	83.9%	83.8%
Avg. monthly rate(4)	$4,648	$4,715	$4,756	$4,639	$4,608

Managed communities:
Number of communities (end of period)	68	68	68	68	63
Number of units (end of period)(7)	8,807	8,806	8,798	8,788	8,402
Occupancy(3)	85.8%	85.7%	86.0%	86.6%	86.4%
Avg. monthly rate(4)	$4,243	$4,297	$4,322	$4,222	$4,207

Other ancillary services:
Ageility physical therapy inpatient clinics (end of period)	47	47	48	48	48
Ageility physical therapy outpatient clinics (end of period)	88	85	80	76	76
Home health communities served (end of period)	15	13	18	16	16

(1)	Excludes data for discontinued operations.

(2)	Data presents the seven communities that were sold as part of the June 2016 sale and leaseback transaction as leased for all periods presented.

(3)	The calculation of occupancy includes only living units categorized as in service and as a result, the number of living units may change from period to period.

(4)
Average monthly rate is calculated by taking the average daily rate, which is defined as total operating revenues for senior living services divided by occupied units during the period, and multiplying it by 30 days.

(5)	Includes 1,916 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

(6)	Includes 69 assisted living and independent living units in communities where skilled nursing services are the predominant services provided.

(7)	Includes 431 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
PERCENT BREAKDOWN OF SENIOR LIVING COMMUNITY REVENUE(1)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Independent and assisted living communities (owned): (2)
Private and other sources	99.0%	99.0%	98.9%	98.9%
Medicaid	1.0%	1.0%	1.1%	1.1%
Total	100.0%	100.0%	100.0%	100.0%

Independent and assisted living communities (leased):(2)
Private and other sources	98.9%	99.0%	99.0%	99.0%
Medicaid	1.1%	1.0%	1.0%	1.0%
Total	100.0%	100.0%	100.0%	100.0%

Continuing care retirement communities (leased):
Private and other sources	74.7%	74.2%	73.9%	74.0%
Medicare	17.9%	18.8%	19.1%	19.2%
Medicaid	7.4%	7.0%	7.0%	6.8%
Total	100.0%	100.0%	100.0%	100.0%

Skilled nursing facilities (leased):
Private and other sources	22.0%	26.0%	22.7%	25.8%
Medicare	17.7%	19.7%	21.0%	20.5%
Medicaid	60.3%	54.3%	56.3%	53.7%
Total	100.0%	100.0%	100.0%	100.0%

Total senior living communities (owned and leased):
Private and other sources	78.1%	78.6%	77.8%	78.4%
Medicare	9.2%	9.9%	10.2%	10.1%
Medicaid	12.7%	11.5%	12.0%	11.5%
Total	100.0%	100.0%	100.0%	100.0%

(1)	Excludes data for managed communities and discontinued operations.

(2)	Data presents the seven communities that were sold as part of the June 2016 sale and leaseback transaction as leased for all periods presented.

(end)